UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 7, 2007
First Citizens Banc Corp
(Exact name of Registrant as specified in its charter)

Ohio	0-25980	34-1558688

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)
100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870
(Address of principle executive offices)
Registrant’s telephone number, including area code: (419) 625-4121
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
On June 7, 2007, First Citizens Banc Corp (“First Citizens”) and Futura Banc Corp. (“Futura”) jointly issued a news release announcing the signing of an Agreement and Plan of Merger (the “Merger Agreement”) by and between First Citizens and Futura pursuant to which Futura will be merged into First Citizens. A copy of the Merger Agreement is attached hereto as Exhibit 2.1, and a copy of the news release announcing the merger is attached hereto as Exhibit 99.1.
The Merger Agreement provides that shareholders of Futura will have the right to elect to receive cash in the amount of $23 per share, or approximately 1.1726 shares of First Citizens common stock, or a combination of cash and stock, subject to adjustment as set forth in the Merger Agreement, for each share of Futura common stock owned by them. Approximately 80% of the aggregate merger consideration must be paid in shares of First Citizens common stock, and there may be allocations of cash or stock made to the shareholders (on a pro rata basis) to ensure that this requirement is satisfied. As of June 7, 2007, Futura had 2,614,511 shares outstanding, and 279,443 shares were subject to options. Pursuant to the Merger Agreement, options to purchase Futura common stock and stock appreciation rights that remain unexercised at the time of the merger will be cashed out for an amount equal to the difference between $23 per share and the exercise price of the option or stock appreciation right. The Merger Agreement further provides that shares of Futura common stock held in Futura’s 401(k) plan will be cashed out for $23 per share. Based on First Citizens’ June 6, 2007 closing price of $19.60, and including the anticipated cashout of certain Futura stock options and stock appreciation rights, the transaction value is estimated at approximately $63 million.
The Merger Agreement contains provisions limiting the activities of Futura, without the consent of First Citizens, pending the completion of the merger, including restrictions on dividends to be paid to shareholders, employee compensation, acquisitions and dispositions of assets and liabilities, and entrance into various types of contractual relationships. First Citizens has also agreed to refrain from certain activities, without the consent of Futura, pending the consummation of the merger, including limiting dividends and acquiring other businesses.
Futura has agreed not to solicit any other proposals from any other entity to acquire or merge with Futura. The Merger Agreement provides that, in the event Futura executes a definitive agreement in respect of, or closes, an acquisition proposal, Futura shall pay to First Citizens the sum of $2.2 million.

The Merger Agreement contains representations and warranties of both parties and conditions to the parties’ obligations to close the transaction that are common in transactions of this type, as well as agreements to cooperate in the process of consummating the transaction. Futura agreed to make certain payments pursuant to change in control agreements for two executives of Futura, and First Citizens agreed to make severance payments to certain other employees of Futura who do not remain in the employ of First Citizens after the merger.
The Merger Agreement must be approved by the shareholders of both First Citizens and Futura and by regulatory authorities. The directors and certain executive officers of Futura have agreed to vote their shares in favor of approval of the Merger Agreement. The common stock of First Citizens to be issued in connection with the merger will be registered under the Securities Act of 1933.
First Citizens, with assets totaling approximately $753 million, is headquartered in Sandusky, Ohio. It conducts business through its banking subsidiary, The Citizens Banking Company, and its 21 offices in 6 North-central Ohio counties.
Futura is a community focused bank holding company headquartered in Urbana, Ohio. Futura’s only business is its 100% ownership of Champaign Bank and Champaign Investment Company. Champaign Bank has been headquartered in Urbana, Ohio since its establishment in 1851 and operates 8 offices located in Champaign, Logan, Franklin, Madison and Summit Counties. Futura had $279 million in total assets and $25 million in total shareholders’ equity as of March 31, 2007.
The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement attached hereto as Exhibit 2.1.
Cautionary Statement
The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.
Additional Information
First Citizens will be filing a Registration Statement on Form S-4 concerning the merger with the SEC, which will include the joint proxy statement that will be mailed to Futura’s and First Citizens’ shareholders. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge, when filed, at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by First Citizens will be available free of charge from the Secretary of First Citizens at 100 East Water Street, Sandusky, Ohio, telephone (419) 625-4121. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. Copies of all recent proxy statements and annual reports of First Citizens are also available free of charge from First Citizens by contacting the company secretary.
First Citizens, Futura and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. ADDITIONAL INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF FIRST CITIZENS MAY BE OBTAINED THROUGH THE SEC’S WEBSITE FROM THE DEFINITIVE PROXY STATEMENT FILED BY FIRST CITIZENS WITH THE SEC ON MARCH 19, 2007. Information about the directors and executive officers of Futura will be contained in the prospectus/proxy statement mailed to the shareholders of First Citizens and Futura in connection with the merger transaction. Additional information about participants in the proxy solicitation and their interests in the transaction will be contained in the prospectus/proxy statement to be filed with the SEC.
This communication shall not constitute an offer to sell or the solicitation of and offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits: The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 7, 2007, by and between First Citizens Banc Corp. and Futura Banc Corp.

99.1	News Release issued by First Citizens Banc Corp on June 7, 2007

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens Banc Corp

/s/ James O. Miller	June 8, 2007

James O. Miller	Date
Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 7, 2007, by and between First Citizens Banc Corp and Futura Banc Corp.

99.1	News Release issued by First Citizens Banc Corp on June 7, 2007